EXHIBIT 21




MANGUM HUNTER PRODUCTION, INC.

HUNTER GAS GATHERING, INC.

GRUY PETROLEUM MANAGEMENT CO., INC.

CONMAG ENERGY CORPORATION

RAMPART PETROLEUM, INC.